        As Filed with the Securities and Exchange Commission on October 16, 2000

                                                      Registration No. 333-31700
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8

                         POST-EFFECTIVE AMENDMENT NO. 2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                                  APERIAN, INC.
                         (Formerly MSI Holdings, Inc.)

             (Exact name of registrant as specified in its charter)



           DELAWARE                                              74-291167

(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                              1121 EAST 7TH STREET
                               AUSTIN, TEXAS 78702
          (Address of principal executive offices, including zip code)


                      APERIAN, INC. 2000 STOCK OPTION PLAN

                              (Full Title of Plans)

                                   ----------

                                 Robert J. Gibbs
                      President and Chief Executive Officer
                              1121 East 7th Street
                               Austin, Texas 78702
                                 (512) 476-6925

          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                                   COPIES TO:


      Peter E. Lorenzen                                  Jeffrey A. Chapman
        Aperian, Inc.                                  Vinson & Elkins L.L.P.
14131 Midway Road, Suite 800                          3700 Trammell Crow Center
    Addison, Texas 75001                                  2001 Ross Avenue
       (972) 851-3519                                 Dallas, Texas 75201-2975
                                                           (214) 220-7797


                         CALCULATION OF REGISTRATION FEE


                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF SECURITIES          AMOUNT TO BE        OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
       TO BE REGISTERED           REGISTERED(1)             SHARE(2)           PRICE(1)(2)      REGISTRATION FEE(3)
     -------------------          -------------       ------------------   ------------------   -------------------
Common Stock, $0.01 par value    4,000,000 shares            $4.75          $121,446,223.20        $32,061.80



(1) Consists of shares of Common Stock that may be issuable under the Registrant's 2000 Stock Option Plan described herein. Pursuant to Rule 416(c) under the Securities Act, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares registered under the Plans are also being registered hereunder. 3,333,333 of such shares were previously registered on the original filing (March 3, 2000) and post-effective amendment no. 1 thereto (June 19, 2000).

(2) Estimated solely for calculating the registration fee pursuant to Rule 457(h), based on the high and low prices for the Common Stock on October 13, 2000 as reported on the Nasdaq National Market (as to 777,777 shares for which the exercise price is not known) and the amounts set forth in the original filing and post-effective amendment no. 1 thereto (as to the 3,333,333 shares previously registered).

(3) A fee of $31,086.47 was paid in connection with the original filing and post-effective amendment no. 1 thereto and a fee of $975.33 is remitted in connection with this filing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


     The Registrant incorporates herein by reference the Registrant's previous Registration Statement on Form S-8 No. 333-31700, which was filed with the Commission on March 3, 2000, and Post-Effective Amendment No.1 thereto, which was filed with the Commission on June 19, 2000.

ITEM 8.  EXHIBITS.


         4.1      Aperian, Inc. 2000 Stock Option Plan (1)

         5.1      Opinion of Peter E. Lorenzen, General Counsel (1)


         23.1     Consent of Brown, Graham & Co., P.C. (2)


         23.2     Consent of Ernst & Young LLP (1)


         23.3     Consent of Peter E. Lorenzen (included as part of Exhibit 5.1)


         24 Power of Attorney (set forth on the signature pages of the registration statement) (2)

----------
(1)  Filed herewith.

(2) Previously filed with the Securities and Exchange Commission and incorporated by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 16 day of October, 2000.

                                  APERIAN, INC.

                                  (Registrant)


                                  By: /s/ ROBERT J. GIBBS
                                     ------------------------------------------
                                          Robert J. Gibbs, President and
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated below in the City of Austin, State of Texas.


               Name                                 Title                       Date
               ----                                 -----                       ----
/s/ ROBERT J. GIBBS                       President, Chief Executive      October 16, 2000
------------------------------------      Officer and Director
Robert J. Gibbs

/s/ DOUGLAS W. BANISTER                   Chief Financial Officer and     October 16, 2000
------------------------------------      Vice President of Finance
Douglas W. Banister


------------------------------------      Director
Jack C. Baum


------------------------------------      Director
Christopher Brickler


------------------------------------      Director
Donald H. Brush, Ph.D.

                 *                        Director
------------------------------------
Daniel S. Dornier

                 *                        Director
------------------------------------
Stephen J. Metzger

                 *                        Director
------------------------------------
Humbert B. Powell, III

                 *                        Director
------------------------------------
Davinder Sethi

                                          Director
------------------------------------
Raymond Wicki

*By: /s/ ROBERT J. GIBBS                  Attorney-in-Fact
    --------------------------------
     Robert J. Gibbs

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
  4.1           Aperian, Inc. 2000 Stock Option Plan (1)

  5.1           Opinion of Peter E. Lorenzen, General Counsel (1)

  23.1          Consent of Brown, Graham & Co., P.C. (2)

  23.2          Consent of Ernst & Young LLP (1)

  23.3          Consent of Peter E. Lorenzen (included as part of Exhibit 5.1)

  24 Power of Attorney (set forth on the signature page of the registration statement) (2)


----------
(1)  Filed herewith.

(2) Previously filed with the Securities and Exchange Commission and incorporated by reference.